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                                                                      Exhibit 10

                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206
                                                                    TELEPHONE
                                                                 (214) 368-6391
                                January 27, 1994                     TELEFAX
                                                                 (214) 369-4061


Enron Oil & Gas Company
1400 Smith Street
Houston, Texas 77002

Gentlemen:

                 Pursuant to your request, we have prepared estimates, as of January 1, 1994, of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties in the United States and Canada owned by Enron Oil & Gas Company, hereinafter referred to as "Enron." The properties consist of working interests located in the states of New Mexico, Texas, Utah, and Wyoming and in the offshore waters of Texas in the United States and in the province of Saskatchewan in Canada. Our estimates are reported in detail in our "Report as of January 1, 1994 on Proved Reserves of Certain Properties in the United States owned by Enron Oil & Gas Company -- Selected Properties" and our "Report as of January 1, 1994 on Proved Reserves of Certain Properties in Canada owned by Enron Oil & Gas Company -- Selected Properties." We also have reviewed data provided to us by Enron that it represents to be Enron's estimates of the reserves, as of January 1, 1994, for the same properties as those included in our aforementioned reports.

                 Proved reserves estimated by us and referred to herein are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. Proved reserves are defined as those that have been proved to a high degree of certainty by reason of actual completion, successful testing, or in certain cases by adequate core analyses and electrical-log interpretation when the producing characteristics of the formation are known from nearby fields. These reserves are defined areally by reasonable geological interpretation of structure and known continuity of oil- or gas-saturated material. This definition is in agreement with the definition of proved reserves prescribed by the Securities and Exchange Commission.
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                 Enron represents that its estimates of the proved reserves, as of January 1, 1994, net to its leasehold interests in the properties included in our report are as follows:

OIL, CONDENSATE, AND
 NATURAL GAS LIQUIDS           NATURAL GAS                NET EQUIVALENT
 (THOUSAND BARRELS)        (MILLION CUBIC FEET)         MILLION CUBIC FEET
- --------------------       --------------------         ------------------
      6,737                      1,216,700                    1,257,122

Note: Net equivalent million cubic feet is based on 1 barrel of oil, condensate, or natural gas liquids being equivalent to 6,000 cubic feet of gas.

                 Enron has advised us, and we have assumed, that its estimates of proved oil, condensate, natural gas liquids, and natural gas reserves are in accordance with the rules and regulations of the Securities and Exchange Commission.

                 Proved reserves estimated by us for the properties included in our reports, as of January 1, 1994, are as follows:


OIL, CONDENSATE, AND
NATURAL GAS LIQUIDS             NATURAL GAS              NET EQUIVALENT
(THOUSAND BARRELS)         (MILLION CUBIC FEET)        MILLION CUBIC FEET
- ---------------------      --------------------        ------------------
      6,533                      1,191,431                 1,230,629

Note: Net equivalent million cubic feet is based on 1 barrel of oil, condensate, or natural gas liquids being equivalent to 6,000 cubic feet of gas.

                 In making a comparison of the detailed estimates prepared by us and by Enron of the properties involved, we have found differences, both positive and negative, in reserve estimates for individual fields. These differences appear to be compensating to a great extent when considering the reserves of Enron in the properties included in our reports, resulting in overall differences not being substantial. It is our opinion that the reserve estimates prepared by Enron on the

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properties reviewed by us and referred to above, when compared on a net-
equivalent-cubic-feet-of-gas basis, do not differ materially from those prepared by us.


                                                   Submitted,


                                                   DeGOLYER and MacNAUGHTON




                                                    W. G. McGILVRAY, P.E.
                                                   ____________________________
                                                    W. G. McGilvray, P.E.
                                                    Senior Vice President
                                                    DeGolyer and MacNaughton